EXHIBIT 10.4
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                              CONSULTING AGREEMENT

     This Consulting Agreement (this" Agreement") is made and entered into as of July 15th, 2001, by and between EssTec Inc, Inc., a Nevada corporation (hereinafter referred to as the "Company") and Rowley Corporate Group Inc., consultants residing in the United Arab Emirate (hereinafter referred to as the "Consultant").

                                    RECITALS

     WHEREAS, Consultant has certain experience and contacts pertaining to marketing, strategic alliances, and other matters relating to the management and growth of companies internationally and in the United Arab Emirate;

     WHEREAS.1he Company wishes to engage the services of the Consultant as an advisor to assist the company in analyzing its business development opportunities, exploring strategic alliances and assisting in its organization located in the United Arab Emirate; and,

     WHEREAS, the Company has agreed to provide Consultant with options to purchase common stock of Company according to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:


1.     CONSULTING  SERVICES

     Consultant shall act as an advisor in assisting Company in developing business opportunities, marketing and exploration of strategic alliances and business projects both on an international basis and in the United Arab Emirates (the "Consulting Services"). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services.

2.     TERM  OF  AGREEMENT

     This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in twelve months ("termination date"). After the termination date, this Agreement shall automatically renew on a month-to-month basis unless either party elects to terminate that Agreement by giving notice in writing within 30 days of the termination date. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency. Or assignment. for the benefit of creditors of the other party. Consultant shall have the light to terminate this Agreement if Company fails to comply with any or the material terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues un-remedied for a period of thirty (30) days after written notice to the Company by Consultant The: Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specific facts comprising a material breach of this Agreement by Consultant. Consultant shall have thirty (30) days to remedy such breach.


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3. TIME  DEVOTED  BY  CONSULTANT

     It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant here under. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4.     PLACE  WHERE  THE  SERVICES  WILL  BE  PERFORMED

     The Consultant will perform most services in accordance with this Agreement at Consultant's offices. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.     COMPENSATION  TO  CONSULTANT

     a.   Initial  Services. In exchange for the Consulting Services provided by
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          the  Consultant  to  Company, Company shall pay Consultant One Hundred
          Thousand dollars ( 100,000) at the end of initial one-hundred and twenty (120) day period. The initial service fee of $ 100,000 is personally guaranteed by Tariq S Khan.

     b.   Continuing  Services.  As  part of the Consulting Services, Consultant
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          will  assist  the Company in creating strategic alliances and business development opportunities with the intent that these alliances and opportunities shall either directly or indirectly create or generate revenues for the Company, Further, Consultant shall Introduce potential business opportunities and projects to the Company.


          a. In exchange for the introduction of business opportunities and projects that can be directly exploited by the Company, Consultant shall be compensated by the initial services fee that the Company shall pay.

          b. Consultant shall receive additional compensation in the form of seventy-five thousand (75,000) stock options exercisable at $3.50 upon delivery of a minimum of two hundred and fifty thousand dollars ($250,000) in revenues generated for the Company through the efforts of the consultant.

6.     INDEPENDENT  CONTRACTOR

     Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement, Nothing contained in this Agreement shall construed to imply that the Consultant, or any employee. agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company,

7.     CONFIDENTIAL  INFORMATION

     The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the nondisclosing

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parties  prior  written  consent.  It  is  hereby  agreed that from time to time
Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement. Consultant hereby designates its broker network and/or any retail brokerage operations identified by Consu1tant to Company as Consultants confidential information. The Company hereby designates it shareholder list as the Company's confidentia1 information.

8.     INDEMNIFICATION

     The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company, or (ii) any intentional actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

     Consultant hereby agrees to indemnity and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any actions by Consultant, its officers, employees. agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant.

     The indemnity obligations of the parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns. heirs, and personal representatives of the Company, the Consultant. and any other such persons or entities mentioned hereinabove.

9.     COVENANTS  OF  CONSULTANT

     Consultant covenants and agrees With the Company that, in performing Consulting Services Consultant will not publish, circulate or otherwise use any solicitation materials business plan, financial statements, investor mailings or updates other then materials provided by or otherwise approved by the Company.

10.     MISCELLANEOUS

     (a)  Attorneys'  Fees.  If  either  party  files  any  action or brings any
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proceeding against the other arising out of this Agreement. then the prevailing party  shall  be  entitled  to  reasonable  attorneys'  fees.

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     (b)  Waiver. No waiver by a party of any provision of this Agreement shall
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be  considered  a  waiver of any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law sha11 not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

     (c)  Assignment.  This  Agreement  shall  be  binding upon and inure to the
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benefit  of  the parties hereto and no assignment shall be allowed without first obtaining  the  written  consent  of  the  non-assigning  party.

     (d)  Severability.   In  any condition or covenant herein contained is held
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to  be invalid or void by any court of competent jurisdiction, the same shall be deemed severable form the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

     (e)  Amendment.  The  Agreement  may  be  amended only by written agreement
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executed  by  all  parties  hereto.

     (f)  Headings.  Titles  or  captions  contained  herein  are inserted as a
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matter  of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or any provision hereof. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

     (g)  Notice.  All written notices, demands, or requests of any kind , which
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either  party  may be required or any desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service facsimile transmission, provided that acknowledgment of reciept is made. Notice shal1 be deemed given upon personal delivery or receipt of facsimile transmission, or two (2) days after mailingAll such notices, demands, and requests shall be delivered as follows:

     If  to  the  Company:

     Esstec.  Inc.
     c/o  Manhattan  West,  Inc.
     233  Wilshire  Blvd.,  Suite  930
     Santa  Monica,  California  90401
     ATTN:  Tariq  Khan
     FAX:  310-656-3045

     If  to  Consultant:

     Rowley  Corporate  Group  Inc.
     P.O.  Box  53144
     Dubai,  United  Arab  Emirates
     FAX:  050  6520454

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      (h) Entire Agreement.  This Agreement, including any Exhibits or Schedules
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attached hereto, contains all of the representations, warranties, and the entire understanding and agreement between the parties. Correspondence, memoranda, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise especially stated.

     (i)  Counterparts:  Facsimile  Signatures.  This  Agreement may be executed
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simultaneously  in  one  or  more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     (j)  Governing  Law  and  Venue.  This  Agreement  shall be governed by and
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construed  in  accordance  with  the laws of the State of California which would apply if both parties were residents of California and this Agreement was made and performed in Ca1ifornia. In any legal action involving this Agreement or the parties' relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Orange, California. The parties agree to submit to the personal jurisdiction of the state and federal courts located within Orange County, California.

                         [Signatures on following page]

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IN  WITNESS  WHEREOF,  the parties hereto have placed their signatures hereon on the  day  of  the  year  first  above  written.


"COMPANY"                              "CONSULTANT"

ESSTEC,  INC.                          ROWLEY  CORPORATE  GROUP  INC.
A  Nevada  Corporation                 A  BVI  Corporation


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BY: /s/ Abdul L. Saquib                BY: /s/  Amir Khan Managing Director
ITS:  VP of Operations                 ITS: Managing Director



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